                                   EXHIBIT G
                                   ---------



                         REGISTRATION RIGHTS AGREEMENT
                         -----------------------------


          This Registration Rights Agreement (the "Agreement") is made and entered into as of September 30, 1997, by and between Meridian Industrial Trust, Inc., a Maryland corporation (the "Company"), and State Street Bank and Trust Company, as Trustee for Ameritech Pension Trust (the "Investor").

                                   RECITALS:

     A. Pursuant to the terms of that certain Agreement of Purchase and Sale and Joint Escrow Instructions among the Company, the Investor and Chicago Title Insurance Company (the "Purchase Agreement"), it is a condition to the obligations of the Investor thereunder that the Company grant certain registration rights to the Investor with respect to the shares of common stock, par value $.001 per share ("Common Stock"), of the Company to be received by the Investor.

     B. Pursuant to the terms of the Purchase Agreement it is a condition to the obligations of the Company thereunder that the Investor agrees to certain restrictions set forth herein with respect to the disposition of the Common Stock to be received by the Investor pursuant to the Purchase Agreement.

     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                  AGREEMENTS:

1.        Definitions.

          As used in this Agreement, the following capitalized terms shall have the following meanings:

          Affiliate: A Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with a specified Person.

          Common Stock: The common stock, par value $.001 per share, of the Company.

          Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          Investor:  See the first paragraph of this Agreement.

          Person: An individual, partnership, corporation, limited liability company, trust or unincorporated organization, or a government or agency or political subdivision thereof.

          Priority Securities: Shares of Common Stock subject to the terms of the 1996 Investor Rights Agreement.

          Prospectus: The prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

          Prudential:  The Prudential Insurance Company of America.

          Prudential Purchase Agreements: The Amended and Restated Stock Purchase Agreement dated as of June 12, 1997, by and between the Company and Prudential; (b) the Stock Purchase Agreement dated as of June 12, 1997, by and between the Company and Prudential, on behalf of a single client insurance company separate account contained in Group Annuity Contract No. GA-9032; (c) the Stock Purchase Agreement dated as of June 12, 1997, by and between the Company and Strategic Performance Fund-II, Inc., a Maryland corporation; and (d) the Stock Purchase Agreement dated as of June 12, 1997, by and between the Company and The Prudential Variable Contract Real Property Partnership.

          Prudential Purchasers: Prudential, Prudential, on behalf of a single client insurance company separate account contained in Group Annuity Contract No. GA-9032, Strategic Performance Fund-II, Inc., a Maryland corporation, and The Prudential Variable Contract Real Property Partnership.

          Purchase Agreement:  See the recitals to this Agreement.

          Registrable Securities: (a) The shares of Common Stock received by the Investor pursuant to the terms of the Purchase Agreement, for the purposes of the Shelf Registration provided for under Section 2(a) only, the Prudential Shares, and notwithstanding the provisions of the 1996 Investor Rights Agreement, any other shares of Common Stock acquired by the Investor (or for the purposes the Shelf Registration provided for under Section 2(a) only, the Prudential Purchasers) subsequent to the date hereof (except for any shares of Common Stock issued upon the conversion of Series B Preferred Stock of the Company), and, notwithstanding the provisions of the 1996 Investor Rights Agreement, any other shares of Common Stock acquired by an Investor subsequent to the date hereof (except for any shares of Common Stock issued upon the conversion of Series B Preferred Stock of the Company) and (b) any securities issued or issuable with respect to the shares of Common Stock referred to in the foregoing clause (a) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. Any Registrable Security will cease to be a Registrable Security when (i) a registration statement covering such Registrable Security has been declared effective by the SEC and the Registrable Security has been disposed of pursuant to such effective registration statement, (ii) the Registrable Security is sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met, or (iii) the Registrable Security has been otherwise transferred, the Company has delivered a new certificate or other evidence of ownership for it not bearing a legend restricting further transfer, and it may be resold without subsequent registration under the Securities Act.

          Registration Expenses:  See Section 5 hereof.

          Registration Statement: The Registration Statement of the Company that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included therein, all amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

          SEC: The Securities and Exchange Commission.

          Securities Act: The Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          Underwritten Registration or Underwritten Offering: A registration in which securities of the Company are sold to an underwriter for reoffering to the public.

          1996 Investor Rights Agreement: That certain Amended and Restated Investor Rights Agreement dated February 23, 1996, among the Company and the stockholders of the Company named therein.

2.        Registration Rights.

          a. Shelf Registration. At any time prior to December 24, 1997, the Company shall file with the SEC, and shall use its best efforts to cause to become effective by the ninety first (91st) day after the date hereof, a dedicated "shelf" registration statement on any appropriate form pursuant to Rule 415 (or similar rule that may be adopted by the SEC) under the Securities Act (a "Shelf Registration") for all of the then Registrable Securities of the Investor and the Prudential Purchasers.

          The Company shall use its best efforts to keep the Shelf Registration continuously effective, and to prevent the happening of any event of the kind described in Sections 4(c)(3), (4) or (5) hereof that requires the Company to give notice pursuant to the last paragraph of Section 4 hereof, for a period terminating the earlier of (i) the fifth anniversary of the date on which the SEC declares the Shelf Registration effective and (ii) on the date on which all the Registrable Securities covered by the Shelf Registration have been sold pursuant to such Shelf Registration. The Company shall only be obligated to file one Shelf Registration pursuant to the terms hereof.

          The Company further agrees to supplement or make amendments to the Shelf Registration, if required by the rules, regulations or instructions applicable to the registration form utilized by the Company or by the Securities Act or requested by the holders of a majority of the Registrable Securities covered by such registration or any underwriter of the Registrable Securities.

          One or more offerings of Registrable Securities pursuant to the Shelf Registration may be in the form of Underwritten Offerings at the election of the holders of Registrable Securities being offered, provided that the Registerable Securities to be included in any such Underwritten Offering shall have a fair market value (as defined in Section 2(b)) of at least $20 million. If the Company receives notice from the Investor or the Prudential Purchasers of such an Underwritten

Offering, it shall notify the Investor and/or the Prudential Purchasers thereof, and the Investor and/or the Prudential Purchasers shall have the right to participate in such Underwritten Offering by promptly notifying the Company of their election to do so. If the managing underwriter or underwriters of such offering advise the Company and the holders of Registrable Securities in writing that in their opinion the number of shares of Registrable Securities requested to be included in any such offering is sufficiently large to materially and adversely affect the success of such offering, the Company will include in any offering the aggregate number of Registrable Securities which in the opinion of such managing underwriter or underwriters can be sold without any such material adverse effect and the amount to be offered for the accounts of all of such holders shall be reduced pro rata (according to the Registrable Securities beneficially owned by such holders) to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter or underwriters. The Company shall use its best efforts to amend the 1996 Investor Rights Agreement to provide that no other party, including the Company, shall be permitted to offer securities in any such offering. No election that an offering under this Section 2(a) shall be an Underwritten Offering shall be made within 120 days after the closing date of an Underwritten Offering; provided that with respect to the Investor, no election that an offering under this Section 2(a) shall be an Underwritten Offering shall be made within 30 days after the closing date of an Underwritten Offering occurring prior to the earlier of (i) the date that is 210 days following the closing date of the Group B or Group C properties under the Purchase Agreement between Ameritech and the Company, or (ii) June 1, 1998 (such earlier date, the "Cutoff Date").

          Until the termination of the Shelf Registration, the Investor shall be permitted to offer and sell a maximum of 30% of its Registrable Securities held on the date hereof pursuant to the Shelf Registration during any 180 day period; provided that such limitation shall not apply to any Registrable Securities offered or sold by the Investor pursuant to one or more Underwritten Offerings, block trades made by the Investor from time to time involving 25,000 shares or more, or any offer or sale not involving the Shelf Registration.

     b.        Demand Registration.

          At any time after ninety (90) days from the date hereof, the Investor may make up to three written requests, each (a "Demand Notice") for registration under the Securities Act (a "Demand Registration") of all or a portion of the Registrable Securities held by the Investor, subject to the right to reinstate a Demand Registration set forth herein; provided, however, that the number of shares of Registrable Securities requested to be registered (i) shall be greater than 1% of the shares of Common Stock outstanding and (ii) shall have a "fair market value" (determined pursuant to the next sentence) in excess of $1,000,000. For purposes of this Agreement, fair market value of the Registrable Securities shall be determined as follows: (i) if the security is listed on any established stock exchange or a national market system, including, without limitation, the National Market System of the National Association of Securities Dealers Automated Quotation System, its fair market value shall be the closing sales price or the closing bid if no sales were reported, as quoted on such system or exchange (or the largest such exchange) on the date of the Demand Notice (or if there are no sales or bids for such date, then for the last preceding business day for such sales or bids), as reported in The Wall Street Journal or similar publication; (ii) if the security is regularly quoted by a recognized securities dealer but selling prices are not reported, its fair market value shall be the mean between the high bid and low asked prices for the security on the date of the Demand

Notice (or if there are no quoted prices for such date, then for the last preceding business day on which there were quoted prices); or (iii) in the absence of an established market for the security, the fair market value shall be determined in good faith by the Company's Board of Directors, with reference to the Company's net worth, prospective earning power, dividend-paying capacity and other relevant factors, including the goodwill of the Company, the economic outlook in the Company's industry, the Company's position in the industry and its management and the values of stock of other corporations in the same or a similar line of business (all of such factors determined as of the date of the Demand Notice).

          Within ten days after receipt of each Demand Notice, the Company shall give written notice of such registration request to all non-requesting holders of Registrable Securities and shall, subject to the provisions of the following paragraph, include in such registration all Registrable Securities with respect to which the Company received written requests for inclusion therein within 15 days after the receipt of the notice of such Demand Registration request by the applicable holder. Both the Demand Notice and any request to have Registrable Securities included in a Demand Registration shall specify the number of shares of Registrable Securities proposed to be sold and shall also specify the intended method of disposition thereof. A registration requested pursuant to this Section 2(b) will not be deemed to have been effected unless the Registration Statement relating thereto has become effective under the Securities Act; provided, however, that if, after such Registration Statement has become effective, the offering of the Registrable Securities pursuant to such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court, such registration will be deemed not to have been effected and the demanding Investor's right to request a Demand Registration hereunder shall be reinstated. The Investor may, at any time prior to the effective date of the Registration Statement relating to such registration, revoke such request with respect to their Registrable Securities by providing a written notice to the Company revoking such request and the Investor's right to request a Demand Registration hereunder shall be reinstated.

          If the Investor so elects, the offering of Registrable Securities pursuant to a Demand Registration shall be in the form of an Underwritten Offering and such Investor shall have the right to designate the underwriters and the managing underwriter, subject to approval of the Company, which approval shall not be unreasonably withheld or delayed. If the managing underwriter or underwriters of such offering advise the Company and the holders of Registrable Securities in writing that in their opinion the number of shares of Registrable Securities requested to be included in such offering is sufficiently large to materially and adversely affect the success of such offering, the Company will include in such registration the aggregate number of Registrable Securities which in the opinion of such managing underwriter or underwriters can be sold without any such material adverse effect and the Registrable Securities to be included in such registration shall be allocated, (i) first to the Investor making such demand, (ii) second among the holders of the Priority Securities (that have requested inclusion of the Priority Securities beneficially owned by such holders) to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter or underwriters, (iii) third among the other holders of Registrable Securities (that have requested inclusion of their Registrable Securities in such registration), and any other holders of registration rights in respect of securities of the Company in accordance with the terms of the agreements granting such rights, pro rata (according to the Registrable Securities or other securities, as applicable, beneficially owned by such holders) to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter or underwriters, and (iv) fourth, among the Company and any other holders of registration rights in respect of securities of the Company that by their terms are subordinate to the rights of the security holders referred to in clause (iii) above in accordance with the terms of the agreements granting such rights. The Investor shall not be entitled to effect a Demand Notice under this Section 2(b) within 120 days after the closing date of an Underwritten Offering; provided that with respect to Ameritech, no election that an offering under this Section 2(b) shall be an Underwritten Offering shall be made within 30 days after the closing date of an Underwritten Offering occurring prior to the Cutoff Date.

          No registration pursuant to a request or requests referred to in this subsection 2(b) shall be deemed to be a Shelf Registration.

     c. Incidental Registration. If the Company proposes to file a registration statement under the Securities Act (other than in connection with the Shelf Registration, a Demand Registration, a Registration Statement on Form S-4 or S-8 or any form substituting therefor, or a shelf registration statement on Form S-3 or any form substituting therefor relating to (i) issuances of securities other than Common Stock (or securities convertible into Common Stock) by the Company for cash, or (ii) so long as the Shelf Registration remains effective, resales of equity securities of the Company by one or more security holders of the Company pursuant to Rule 415 under the Securities Act) with respect to an offering of any class of security by the Company for its own account or for the account of any of its security holders, then the Company shall give written notice of such proposed filing to the holders of the Registrable Securities as soon as practicable (but in no event less than thirty (30) days before the anticipated filing date), and such notice shall offer such holders the opportunity to register such number of Registrable Securities as each such holder may request. Each holder of Registrable Securities desiring to have its Registrable Securities registered under this
          Section 2(c) shall so advise the Company in writing within fifteen
          (15) days after the date of receipt of such notice from the Company (which request shall set forth the number of Registrable Securities for which registration is requested). The Company shall include in such Registration Statement all such Registrable Securities so requested to be included therein, and, if such registration is an Underwritten Registration, the Company shall use its best efforts to cause the managing underwriter or underwriters to permit the Registrable Securities requested to be included in the Registration Statement for such offering to be included (on the same terms and conditions as similar securities of the Company included therein to the extent appropriate); provided, however, that if the managing underwriter or underwriters of such offering deliver a written opinion to the holders of such Registrable Securities that the total number of securities that the Company, the holders of Registrable Securities, or such other persons propose to include in such offering is such that the success of the offering would be materially and adversely affected by inclusion of the securities requested to be included, then the amount of securities to be offered for the accounts of the Company, the holders of Registrable Securities and other holders registering securities pursuant to registration rights shall be allocated as follows:

          (i) if such registration has been initiated by the Company as a primary offering, first to the securities sought to be included by the Company, second to the Priority Securities sought to be included by the holders thereof, and third to the Registrable Securities sought to be included by the holders thereof and the securities sought to be included by other holders of registration rights, pro rata, on the basis of the number of securities owned by each such holder, and fourth the securities sought to be included by other holders of registration rights that by their terms are subordinate to the registration rights of the security holders referred to in the immediately preceding clause, pro rata, on the basis of the number of securities owned by each such holder; and

          (ii) if such registration has been initiated by another holder of registration rights (other than pursuant to Section 2(b) hereof), first to the securities sought to be included by such demanding holder, second to the Priority Securities sought to be included by the holders thereof, third to the Registrable Securities sought to be included by the holders thereof and to all other securities sought to be included by other holders of registration rights, pro rata, on the basis of the number of securities owned by each such holder, and fourth to the securities sought to be included by the Company among the Company and any other holders of registration rights in respect of securities of the Company that by their terms are subordinate to the rights of the security holders referred to in priority third above in accordance with the terms of the agreements granting such rights.

          If the number of Registrable Securities sought to be registered pursuant to this Section 2(c) by a holder of Registrable Securities is reduced as provided above, such holder shall have the right to withdraw such holder's request for registration with respect to all of the Registrable Securities initially sought to be registered.

          No registration pursuant to a request or requests referred to in this
Section 2(c) shall be deemed to be a Shelf Registration or a Demand
Registration.

3.        Hold-Back Agreements.

     a.        Restrictions on Public Sale by Holder of Registrable Securities.
          Each holder of Registrable Securities agrees, if requested in writing by the managing underwriters in an Underwritten Offering, not to effect any public sale or distribution of Registrable Securities of the Company of the same class as the securities included in the applicable registration statement, including a sale pursuant to Rule 144 under the Securities Act (except as part of such Underwritten Offering or if, prior to receiving such request, such holder has given a Demand Notice or a notice of commencement of a public sale or distribution pursuant to the Shelf Registration), during the ten (10) day period prior to the filing of the registration statement with respect to such Underwritten Offering, and during the ninety (90) day period beginning on the effective date of the registration statement with respect to such Underwritten Offering, to the extent timely notified in writing by the Company or the managing underwriters, or, in the case of a shelf offering, the date of commencement of a public distribution of Registrable Securities pursuant to such registration statement, as applicable. Notwithstanding the foregoing, if requested in writing by the managing underwriters in an Underwritten Offering that closes prior to the Cutoff Date, Ameritech shall not effect any public sale or distribution of Registrable Securities of the Company of the same class as the securities included in the applicable registration statement, including a sale pursuant to Rule 144 under the Securities Act, during the ten (10) day period prior to the filing of the registration statement with respect to such Underwritten Offering, and during the thirty (30) day period beginning on the closing date of the Underwritten Offering.

     b. Restrictions on Sale of Securities by the Company. The Company agrees not to effect any public sale or distribution of any securities similar to those being registered, or any securities convertible into or exchangeable or exercisable for such securities (except pursuant to a registration statement on Form S-4 or S-8, or any substitute form that may be adopted by the SEC) during the ten (10) days prior to the filing of a registration statement with respect to an Underwritten Offering, and during the ninety (90) day period beginning on the effective date of the applicable Registration Statement (except as part of such registration statement (x) where the holders of a majority of the shares of Registrable Securities to be included in such Registration Statement consent or (y) where holders of Registrable Securities are participating in such registration statement pursuant to Section 2(c) hereof, such registration statement was filed by the Company with respect to the sale of securities by the Company, and no holder is simultaneously participating in a distribution pursuant to a Registration Statement filed by the Company pursuant to Section 2(b) hereof) or, in the case of a shelf offering, the date of commencement of a public distribution of Registrable Securities pursuant to such registration statement, as applicable.

4. Registration Procedures. In connection with the Company's registration obligations pursuant to Section 2 hereof, the Company will use its best efforts to effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of distribution thereof, and pursuant thereto the Company will as expeditiously as possible:

     a. prepare and file with the SEC, as soon as practicable, a Registration Statement relating to the applicable registration on any appropriate form under the Securities Act, which forms shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution thereof and shall include all financial statements of the Company, and use its best efforts to cause such Registration Statement to become effective; provided that before filing a Registration Statement or Prospectus or any amendments or supplements thereto, including documents incorporated by reference after the initial filing of the Registration Statement, the Company will furnish to (i) one counsel selected by the holders of a majority of the shares of Registrable Securities covered by such Registration Statement, and (ii) the underwriters, if any, copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel and underwriters, and the Company will not file any Registration Statement or amendment thereto or any Prospectus or any supplement thereto (including such documents incorporated by reference) to which such counsel or the underwriters, if any, shall reasonably object; and provided further that the Company shall have the right to delay filing or effectiveness of a Registration Statement filed pursuant to Section 2(b) hereto or the commencement of a public distribution of Registrable Securities, as applicable, for up to 120 days if the Company's Board of Directors determines, in good faith, that the filing or effectiveness thereof or the commencement of such public distribution could materially interfere with a pending extraordinary transaction involving the Company or bona fide financing plans of the Company or would require disclosure of information, the premature disclosure of which would not be in the best interests of the Company, but no further delays will be permitted;

     b. prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for the period set forth in
          Section 2(a) with respect to the Shelf Registration or nine months with respect to a Demand Registration, or such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act and all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the holders thereof set forth in such Registration Statement or supplement to the Prospectus; the Company shall not be deemed to have used its best efforts to keep a Registration Statement effective during the applicable period if it voluntarily takes or knowingly omits to take any action that would result in selling holders of the Registrable Securities covered thereby not being able to sell such Registrable Securities during that period unless such action is required under applicable law; provided that the foregoing shall not apply to actions or omissions taken by the Company in good faith and for valid business reasons, including without limitation the acquisition or divestiture of assets, so long as the Company promptly thereafter complies with the requirements of Section 4(l) hereof, if applicable;

     c. notify the selling holders of Registrable Securities and the managing underwriters, if any, promptly, and (if requested by any such Person) confirm such advice in writing, (1) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (2) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (3) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (4) if at any time the representations and warranties of the Company contemplated by paragraph (n) below cease to be true and correct, (5) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and

          (6) of the happening of any event which makes any statement made in the Registration Statement, the Prospectus or any document incorporated therein by reference untrue or which requires the making of any changes in the Registration Statement, the Prospectus or any document incorporated therein by reference in order to make the statements therein not misleading;

     d. make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment;

     e. if reasonably requested by the managing underwriter or underwriters or a holder of Registrable Securities being sold in connection with an Underwritten Offering, promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters and the holders of a majority in number of the Registrable Securities being sold agree should be included therein relating to the sale of the Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the Underwritten Offering of the Registrable Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

     f. promptly prior to the filing of any document which is to be incorporated by reference into the Registration Statement or the Prospectus (after initial filing of the Registration Statement), make available representatives of the Company for discussion of such document and make such changes in such document prior to the filing thereof as counsel for selling holders of Registrable Securities or underwriters may reasonably request;

     g. furnish to each selling holder of Registrable Securities and each managing underwriter, without charge, at least one signed copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

     h. deliver to each selling holder of Registrable Securities and the underwriters, if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons may reasonably request; the Company consents to the use of the Prospectus or any amendment or supplement thereto by each of the selling holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto;

     i. prior to any public offering of Registrable Securities, register or qualify or cooperate with the selling holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as any such selling holder or underwriter reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement;

j. cooperate with the selling holders of Registrable Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two business days prior to any sale of Registrable Securities to the underwriters;

k. cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities;

l. upon the occurrence of any event contemplated by Section 4(c)(6) above, prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

m. cause all Registrable Securities covered by the Registration Statement to be listed on each securities exchange on which similar securities issued by the Company are then listed;

n. enter into and perform its obligations under such agreements (including an underwriting agreement) and take all such other actions in connection therewith in order to expedite or facilitate the disposition of such Registrable Securities and in connection therewith, whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration, (1) make such representations and warranties to the holders of such Registrable Securities and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings; (2) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and the holders of a majority of the Registrable Securities included in such registration, covering the matters customarily covered in opinions requested in Underwritten Offerings and such other matters as may be reasonably requested by such holders and underwriters); (3) obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants addressed to the selling holders of Registrable Securities and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters by underwriters in connection with primary Underwritten Offerings; (4) if an underwriting agreement is entered into, the same shall set forth in full the indemnification provisions and procedures of Section 6 hereof with respect to all parties to be indemnified pursuant to said Section; and (5) the Company shall deliver such documents and certificates as may be requested by the holders of a majority of the Registrable Securities being sold and the managing underwriters, if any, to evidence compliance with clause (1) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The above shall be done at each closing under such underwriting or similar agreement or as and to the extent required thereunder;

     o. make available for inspection by representatives of the holders of the Registrable Securities, any underwriter participating in any disposition pursuant to such registration, and any attorney or accountant retained by the sellers or underwriter, all financial and other records, pertinent corporate documents and properties of the Company and cause the Company's officers, directors, employees, counsel and accountants to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with such registration; provided that any records, information or documents that are designated by the Company in writing as confidential shall be kept confidential by such Persons unless disclosure of such records, information or documents is required by court or administrative order;

     p. comply with all applicable rules and regulations of the SEC and make available to its security holders, as soon as reasonably practicable, earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act), covering any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or reasonable efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of a Registration Statement;

     q. cooperate with each seller of Registrable Securities and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD"); and

     r. exempt any underwriter from the prohibition on owning more than a specified percentage of the Company's Common Stock set forth in the Company's articles of incorporation.

          The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding the distribution of such securities as the Company may from time to time reasonably request in writing and to enter into agreements related to the distribution of the Registrable Securities that are designed to insure compliance with the Exchange Act.

          Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(c)(6) hereof, such holder will forthwith discontinue disposition of Registrable Securities until such holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4(c)(6) hereof, or until it is advised in writing (the "Advice") by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus, and, if so directed by the Company such holder will deliver to the Company (at the Company's expense), all copies, other than permanent file copies then in such holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the time periods regarding the effectiveness of Registration Statements set forth in Section 2 hereof and Section 4(b) hereof shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to
Section 4(c)(6) hereof to the date when the selling holders of Registrable Securities covered by such registration statement shall receive copies of the supplemented or amended prospectus contemplated by Section 4(l) hereof or the Advice.

5. Registration Expenses. All expenses incident to the Company's performance of or compliance with this Agreement, including without limitation: all registration and filing fees; all fees associated with a required listing of the Registrable Securities on any securities exchange; fees and expenses with respect to filings required to be made with the NASD; fees and expenses of compliance with securities or blue sky laws (including fees and disbursements of counsel for the underwriters or holders of Registrable Securities in connection with blue sky qualifications of the Registrable Securities and determination of their eligibility for investment under the laws of such jurisdictions as the managing underwriters or holders of a majority of the Registrable Securities being sold may designate); printing expenses, messenger, telephone and delivery expenses; fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters requested pursuant to Section 4(n) hereof); securities acts liability insurance, if the Company so desires; all internal expenses of the Company (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties); the expense of any annual audit; and the fees and expenses of any Person, including special experts, retained by the Company (all such expenses being herein called "Registration Expenses") will be borne by the Company regardless of whether the Registration Statement becomes effective. The Company shall not have any obligation to pay any underwriting fees, discounts, or commissions attributable to the sale of Registrable Securities, or any legal fees and expenses of counsel to the holders of Registrable Securities.

6.        Indemnification; Contribution.

     a. Indemnification by Company. The Company agrees to indemnify and hold harmless each holder of Registrable Securities and each Person who controls such

          Person (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and their respective partners, officers, directors, employees, agents, and Affiliates, against all losses, claims, damages, liabilities and expenses (including without limitation the reasonable fees and disbursements of counsel for such Person in connection with any investigative, administrative or judicial proceeding commenced or threatened by any other Person (including without limitation, the Company or its Affiliates)) arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus, preliminary prospectus or any post-effective amendments or supplements thereto or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by the holders of Registrable Securities expressly for use therein. The Company will also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities, if requested.

     b. Indemnification by Holder of Registrable Securities. Each holder of Registrable Securities agrees severally and not jointly to indemnify and hold harmless the Company, each Person who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), each other holder and their respective partners, directors, officers, employees, agents, and Affiliates against any losses, claims, damages, liabilities and expenses (including without limitation the reasonable fees and disbursements of counsel for such Person in connection with any investigative, administrative or judicial proceeding commenced or threatened by any other Person) resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement, Prospectus, preliminary prospectus or any post-effective amendment or supplement thereto or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder to the Company specifically for inclusion therein. In no event shall the liability of any selling holder of Registrable Securities hereunder be greater in amount than the dollar amount of the proceeds received by such holder upon the sale of the Registrable Securities giving rise to such indemnification obligation. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such Persons specifically for inclusion in any Registration Statement, Prospectus, preliminary prospectus or any post-effective amendment or supplement thereto.

     c. Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder will (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (a) the indemnifying party has agreed to pay such fees or expenses, (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Person or (c) based upon advice of counsel of such Person, a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person), in each of which events the fees and expenses of such counsel shall be at the expense of the indemnifying party. The indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld), but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the indemnifying party shall indemnify and hold harmless the indemnified parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. No indemnified party will be required to consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

     d. Contribution. If for any reason the indemnification provided for in the preceding clauses (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless as contemplated by the preceding clauses (a) and (b), then each indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and each such indemnifying party, but also the relative fault of the indemnified party and each such indemnifying party, as well as any other relevant equitable considerations, provided, that no holder of Registrable Securities shall be required to contribute an amount greater than the dollar amount of the proceeds received by such holder with respect to the sale of the Registrable Securities giving rise to such indemnification obligation. The relative fault of the Company on the one hand and of the selling holders on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentations.

7. Rule 144. The Company hereby agrees that, at any time and from time to time, it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of any holder of Registrable Securities made ninety (90) days after the date hereof, make publicly available other information so long as necessary to permit sales pursuant to Rule 144 under the Securities Act), and it will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such information and requirements.

8.        Participation in Underwritten Registrations.

     a. If any of the Registrable Securities covered by the Shelf Registration are to be sold in an Underwritten Offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the holders of a majority of the Registrable Securities included in such offering; provided, that such investment bankers and managers must be reasonably satisfactory to the Company.

     b. No Person may participate in any Underwritten Registration hereunder unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements. Nothing in this Section 8 shall be construed to create any additional rights regarding the registration of Registrable Securities in any Person otherwise than as set forth herein.

9.        [Reserved.]

10.       Miscellaneous.

     a. Remedies. Each party hereto, in addition to being entitled to exercise all rights provided herein or granted by law, including recovery o damages, will be entitled to specific performance of its rights under this Agreement to the extent available under applicable law. Each party hereto agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate. In any proceeding brought to enforce any provision of this Agreement, the successful party shall be entitled to recover reasonable attorneys' fees in addition to its costs and expenses and any other available remedy.

     b. Additional Registration Rights. The Company will not on or after the date of this Agreement enter into any agreement granting registration right to any other Person with respect to the securities of the Company that are not pari passu or subordinate to the rights granted to the holders of Registrable Securities hereunder with respect to any incidental registration rights of the type described in
          Section 2(c) hereof without the written consent of the holders of a majority of the then outstanding Registrable Securities. Any agreement entered into pursuant to such consent shall not be amended without a further written consent of the holders of a majority of the then outstanding Registrable Securities.

     c. Preemptive Rights. At any time the Company grants any preemptive rights with respect to its securities to any of its shareholders it shall grant to each Investor preemptive rights that are no less favorable than those granted to such shareholder.

     d. Amendments and Waivers. No amendment, modification or supplement to this Agreement or any provision hereof, and no waiver or consent to departure from the provisions hereof, shall affect or be binding upon any party who has not consented in writing to such amendment, modification, supplement, waiver or consent to departure.

     e. Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telecopier, or air courier guaranteeing overnight delivery:

          i. if to Ameritech, at the most current address given by Ameritech to the Company, in accordance with the provisions of this subsection, which address initially is 225 West Randolf HQ13A, Chicago, Illinois 60606, Attention: Director Investment Operations Department, with copies to (A) Director, Real Estate Investments, and Attorney, Real Estate Investments (each at the above address), (B) State Street Bank and Trust Company, One Enterprise Drive, Solomon Willard Building (W4B), North Quincy, Massachusetts 02171, Attention: Antonio M. Pimentel, Jr., and (C) Winston & Strawn, 35 West Wacker Drive, Chicago, Illinois 60601,
               Attention: Andrew J. McDonough.

          ii. if to the Company, initially at 455 Market Street, 17th Floor, Sa Francisco, California 94105, Attention: Chief Executive Officer, and thereafter at such other address as may be designated from time to time by notice given in accordance with the provisions of this Section 11(d), with a copy to Vinson & Elkins L.L.P., 2001 Ross Avenue, Suite 3700, Dallas, Texas 75201,
               Attention: Michael D. Wortley, Esq.; and

          iii. if to any transferee, at the address given by such transferee to the Company.

     f. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent holders of Registrable Securities; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms hereof; provided, further, that holders of Registrable Securities may not assign their rights under this Agreement except in connection with the permitted transfer of Registrable Securities and then only insofar as relates to such Registrable Securities; and provided further that with respect to any transfers of Registered Securities subsequent to the filing or effectiveness of the Shelf Registration the Company shall exert its best efforts to amend the Shelf Registration to provide that any such transferee shall have the rights of an Investor with respect thereto. The rights to request a Demand Registration under Section 2(b) hereof reserved to the Investor under this Agreement shall not be transferable provided that Ameritech shall be permitted to assign the rights to request up to two Demand Registrations under Section 2(b) hereof in connection with a transfer of Registrable Securities and any such assignee of Ameritech shall have no further right to assign such rights. If any transferee shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities, such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such Person shall be entitled to receive the benefits hereof.

     g. Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     h. Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     i. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF MARYLAND.

     j. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

     k. Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first written above.


                              MERIDIAN INDUSTRIAL TRUST, INC.


                              By: /s/ Robert A. Dobbin
                                 ---------------------
                              Name: Robert A. Dobbin
                                   -----------------
                              Title: Secretary
                                    ----------



                              AMERITECH PENSION TRUST

                              By:  State Street Bank and Trust Company, as
                                   Trustee
                                   By: /s/ John J. Muir
                                   --------------------
                              Name: John J. Muir
                                   --------------------
                              Title: Vice President
                                    -------------------